INDEPENDENT AUDITORS' CONSENT


We consent to the use of our report dated November 10, 2000 for Equity Index Fund, a series of Forum Funds, incorporated herein by reference into the "Financial Highlights" appearing in the prospectus and the statement of additional information.


/s/ DELIOTTE & TOUCHE LLP

Boston, Massachusetts
January 28, 2002